UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2011
Date of Report (Date of earliest event reported)

Sharprock Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-153354 (Commission File Number)	98-0460379 (IRS Employer Identification No.)

Suite #222, 6820 188th Street Surrey, British Columbia, Canada (Address of principal executive offices)	V4N 3G6 (Zip Code)

(604) 575-3552
Registrant's telephone number, including area code

Artepharm Global Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 20, 2011, Artepharm Global Corp. (the "Company") effected effected a name change on the OTC Bulletin Board to Sharprock Resources Inc. In connection with this name change, the Company has been assigned the following new CUSIP number and trading symbol:

New CUSIP Number:     82003D 106
New Trading Symbol:    SHRK

This name change is also effective under Nevada corporate law as of July 20, 2011, pursuant to Articles of Merger that were previously filed with the Nevada Secretary of State on June 28, 2011. Pursuant to such Articles of Merger, our Company merged with its wholly-owned subsidiary, Sharprock Resources Inc. The merger is in the form of a parent/subsidiary merger, with our Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Articles of Merger provide that, upon completion of the merger effective on July 20, 2011, our Company's Articles of Incorporation will be amended as of such date to change the Company's name to "Sharprock Resources Inc."

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
3.1	Articles of Merger as filed with the Nevada Secretary of State
99.1	Press Release dated July 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SHARPROCK RESOURCES INC.
DATE: July 20, 2011	/s/ Harpreet S. Sangha Harpreet S. Sangha Chief Executive Officer, Chief Financial Officer, President, Secretary and a director

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